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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Experts," "Certain Information Concerning Urohealth", "Certain Information Concerning the Merger" and "Urohealth Selected Consolidated Financial Data" and to the use of our reports dated July 8, 1997 in the Registration Statement (Form S-4) and related Proxy Statement/Prospectus of Urohealth Systems, Inc. to be filed with the Securities and Exchange Commission on or about September 2, 1997 for the registration of 14,105,293 shares of its Common Stock.


                                          /s/ ERNST & YOUNG LLP

Orange County, California

August 29, 1997